Exhibit 99.1

Digital Recorders, Inc. Announces First Rail Signage Order for Swedish Subsidiary Mobitec

     DALLAS--(BUSINESS WIRE)--October 21, 2004--Digital Recorders, Inc. (DRI) (Nasdaq:TBUS), a market leader in transit, transportation and law enforcement digital communications and audio enhancement systems, announced today that its Mobitec AB (Mobitec) subsidiary in Herrljunga, Sweden, has been chosen by Euromaint AB (Euromaint) of Malmo, Sweden, on behalf of Statens Jarnvagar (Swedish State Railways) of Stockholm, to retrofit a fleet of X2000 high-speed trains with LED display signs in an order valued at between $500,000 to $1.1 million.
     "This order marks a breakthrough in a new market segment -- European rail -- for our Company. With an ultra slim case only 30 millimeters thick that can be mounted on the window of a train door, Mobitec's LED display signs offer a unique technical solution for Swedish State Railways' X2000 fleet. Mobitec's ISO 9001 and 14001 certifications played a role in Euromaint's decision to award the contract," David L. Turney, the Company's Chairman, Chief Executive Officer, and President, said.
     The Company anticipates deliveries will commence in spring 2005 and conclude in summer 2006, although the contract provides the customer with an option to extend deliveries until summer 2007. As part of the contract, Mobitec's control system also will manage the X2000 fleet's existing signs, which were built by another European company.

     About Mobitec AB

     Based in Herrljunga, Sweden, Mobitec was acquired by DRI in June 2001 and significantly expanded the Company's geographical reach. Mobitec is highly respected for its products, technology, service, and quality. As the premier supplier of electronic destination sign systems in the Nordic markets, Mobitec also has business units in Australia and Germany, as well as a joint venture in Brazil.

     About the Company

     Digital Recorders, Inc. is a market leader in transit, transportation and law enforcement or security digital communications and audio enhancement systems using proprietary software applications. Our products improve the flow and mobility of people through transportation infrastructure, mitigate security threats, and enhance law enforcement agencies' surveillance capabilities. Our transit communications products -- TwinVision(R) and Mobitec(R) route destination signage systems, Talking Bus(R) voice announcement systems, Internet-based passenger information systems, and computer aided dispatch/ automatic vehicle locating and monitoring systems -- enhance public transportation and mitigate security threats worldwide. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and radio/television noise cancellers, help law-enforcement agencies around the globe detect, capture, arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

     Forward-Looking Statements

     This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statement, express or implied, concerning future events or expectations is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including those described below. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated. It is important to note the Company's actual results could differ materially from those contemplated in the Company's forward-looking statements as a result of various factors. Among other factors, the Company's results will be affected, perhaps materially, by general economic conditions, the availability of national government assistance and funding to local transportation authorities, the adoption and implementation of regulations concerning public transportation services, product demand and market acceptance risks, the effect of import, licensing and trade restrictions, the results of implementing the Company's business plan, the impact on the Company of its relationship with its lenders, the plans and prospects of competitors, the impact of competitive products and pricing, currency fluctuations, infringement by third parties of the Company's trade secrets and other intellectual property, the burdens and costs of defending against potential infringement claims against the Company, and our ability to attract and retain personnel. Refer to the Company's various Securities and Exchange Commission filings, such as its Forms 10-Q and 10-K, for further information about forward-looking statements and risks associated with the Company's business.


     CONTACT: Digital Recorders, Inc., Dallas
              Veronica B. Marks, 214-378-4776
              Fax: 214-378-8437
              veronicam@digrec.com
              or
              Investor Relations:
              Citigate Financial Intelligence
              Robin Weinberg, 201-499-3500
              Fax: 201-499-3600
              Robin.Weinberg@citigatefi.com